1 Array Technologies 3Q 2022 Earnings Call November 8, 2022

2 Disclaimer Forward-Looking Statements and Other Information This presentation contains forward-looking statements, as the term is used within federal securities laws. All statements other than those of historical fact which appear in this presentation, including (without limitation) statements regarding our future results, financial positions, operations, business strategies, plans, objectives, expectations, intentions, and predictions, are forward-looking statements. Additional indicators that a statement is forward-looking may include the use of descriptors or qualifiers, such as: “anticipate,” “believe,” “could,” “seek,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or similar expressions and the negatives of those terms. Important factors that could cause actual results to differ materially from our expectations include: (i) if demand for solar energy projects does not continue to grow or grows at a slower rate than we anticipate, our business will suffer; (ii) the viability and demand for solar energy are impacted by many factors outside of our control, which makes it difficult to predict our future prospects; (iii) a loss of one or more of our significant customers, their inability to perform under their contracts, or their default in payment, could harm our business and negatively impact revenue, results of operations and cash flow; (iv) a drop in the price of electricity derived from the utility grid or from alternative energy sources may harm our business, financial condition, results of operations and prospects; (v) defects or performance problems in our products could result in loss of customers, reputational damage and decreased revenue, and we may face warranty, indemnity and product liability claims arising from defective products; (vi) an increase in interest rates, or a reduction in the availability of tax equity or project debt capital in the global financial markets could make it difficult for customers to finance the cost of a solar energy system and could reduce the demand for our products; (vii) existing electric utility industry policies and regulations, and any subsequent changes, may present technical, regulatory and economic barriers to the purchase and use of solar energy systems, which may significantly reduce demand for our products or harm our ability to compete; (viii) the interruption of the flow of materials from international vendors could disrupt our supply chain, including as a result of the imposition of additional duties, tariffs and other charges on imports and exports; (ix) changes in the U.S. trade environment, including the imposition of import tariffs, could adversely affect the amount or timing of our revenues, results of operations or cash flows; (x) the reduction, elimination or expiration of government incentives for, or regulations mandating the use of, renewable energy and solar energy specifically could reduce demand for solar energy systems and harm our business; (xi) if we fail to, or incur significant costs in order to, obtain, maintain, protect, defend or enforce, our intellectual property and other proprietary rights, our business and results of operations could be materially harmed; (xii) we may need to defend ourselves against third-party claims that we are infringing, misappropriating or otherwise violating others’ intellectual property rights, which could divert management’s attention, cause us to incur significant costs and prevent us from selling or using the technology to which such rights relate; (xiii) significant changes in the cost of raw materials could adversely affect our financial performance; (xiv) we are dependent on transportation and logistics providers to deliver our products in a cost efficient manner, and disruptions to transportation and logistics, including increases in shipping costs, could adversely impact our financial condition and results of operations; (xv) the requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified board members and officers; (xv) we face risks related to actual or threatened health epidemics, such as the COVID-19 pandemic, and other outbreaks, which could significantly disrupt our manufacturing and operations; (xvii) provisions in our certificate of incorporation and our bylaws may delay or prevent a change of control; (xviii) our integration of STI Norland; (xix) the ongoing conflict in Ukraine, (xx) the implementation of the IRA may not deliver as much growth as we are anticipating; and (xxi) we may be unable to remediate our material weaknesses on a timely basis or at all These forward-looking statements are only predictions. They relate to future events, performance, and variables, and involve risks and uncertainties both known and unknown. It is possible that levels of activity, performance or achievements will materially differ from what is implied by the forward-looking statements contained within this presentation and associated materials and explication. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward- looking statements as guarantees of future events, or implications of certainty. The forward-looking statements in this presentation represent our expectations as of the date the presentation was created. We anticipate that subsequent events and developments will cause our expectations to change. We undertake no obligation to update any forward-looking statement to reflect events or developments after the date on which the statement is made or to reflect the occurrence of unanticipated events except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date after the date of this presentation. Non-GAAP Financial Information This presentation includes certain financial measures that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”), including Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per share. We define Adjusted EBITDA as net income (loss) plus (i) interest expense, (ii) other (income) expense, (iii) income tax expense (benefit), (iv) depreciation expense, (v) amortization of intangibles, (vi) equity-based compensation, (vii) remeasurement of the fair value of contingent consideration, (viii) certain acquisition related costs, (ix) certain legal expense, and (x) other costs. We define Adjusted Net Income as net income (loss) less preferred dividends and accretion plus (i) amortization of intangibles, (ii) amortization of debt discount and issuance costs (iii) preferred dividend accretion, (iv) equity-based compensation, (v) remeasurement of the fair value of contingent consideration, (vi) certain legal expense, (viii) certain acquisition related costs, (ix) other costs, and (x) income tax (expense) benefit of adjustments. A detailed reconciliation between GAAP results and results excluding special items (“non-GAAP”) is included within this presentation. We calculate net income (loss) per share as net income (loss) to common shareholders divided by the basic and diluted weighted average number of shares outstanding for the applicable period and we define Adjusted Net Income (as detailed above) per share as Adjusted Net Income divided by the basic and diluted weighted average number of shares outstanding for the applicable period. We present non-GAAP measures when we believe that the additional information is useful and meaningful to investors. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. See the Appendix for the reconciliations of certain non-GAAP financial measures to the comparable GAAP measures. Market and Industry Data This presentation also contains information regarding our market and our industry that is derived from third-party research and publications. That information may rely upon a number of assumptions and limitations, and we have not independently verified its accuracy or completeness.

3 Business Update Kevin Hostetler

4 Executive Summary Highlights Select Financials ► Total revenue growth of 173%, Organic revenue growth of 112% ► $1.8 billion in executed contracts and awarded, a 77% increase from September 30, 2021 ► Gross Margin of 15.6%, up 1250 bps from Q3 2021 ► Adjusted EBITDA increased to $55.4 million, from a loss of $3.9 million in Q3 2021 ► $329 million of total liquidity comprised of $166 million of revolving credit facility, $63 million of cash and $100 million of Blackstone Preferred Shares ($3.9) $55.4 Q3 Adjusted EBITDA(1) Adjusted EBITDA % 2021 2022 $188.7 $515.0 Q3 Revenue 2021 2022 (1) See Appendix for reconciliation of non-GAAP measures to the closest GAAP measure (2.1%) 10.8%

5 U.S. Industry & Market Update Inflation Reduction Act (IRA) • While the growth trajectory from the Act is undeniable, many specifics remain unknown at this time • Actively engaged with key trade association and governmental agencies to shape bill implementation • Continued dialogue with customers and suppliers to build framework once provisions become clear • Evaluating our supply chain and in-house manufacturing capabilities to ensure we maximize benefits Uyghur Forced Labor Prevention Act (UFLPA) • UFLPA documentation requirements have not had meaningful progress • Certain Tier 1 module suppliers becoming more risk averse • To date, Array has not been informed of any projects with modules detained due to UFLPA enforcement • Continue to expect slower project progression with multiple module redesigns FEMA Proposal Related to Structural Risk Category of Large Scale Renewable Projects • Working with industry participants to have a balanced evaluation of the determination • May result in an increase in the cost of the mounting system • Array’s structural stability has always been a competitive strength

6 Business Update Focus Areas Progress To-Date Mature the processes and execution at STI Announced the availability of the STI H250 in the U.S.; rolled out matrix organization Further rationalize the STI construction offering Reduction of construction headcount by ~70% in Brazil and 20% in Spain from Q1 2022 to Q3 2022 Become world class in logistics execution 12% increase in our On-Time-Delivery from Q3 2021 Improve working capital efficiency 12 day improvement of Cash Conversion Cycle from June 30, 2022; >$100 million of Free Cash Flow in Q3 Create a streamlined customer experience Rolled out the pilot of our customer dashboard providing improved visibility to deliveries 1 2 3 4 5

7 Financial Update Nipul Patel

8 3Q 2022 Financial Results Three Months Ended September 30, ($ in millions, except EPS Data) 2022 2021 Y/Y Revenue $515.0 $188.7 +$326.3 Gross margin 15.6% 3.1% + 1250 bps Net income (loss) to Common Shareholders $28.6 ($33.0) +$61.6 Diluted EPS $0.19 ($0.25) $0.44 Adjusted EBITDA(1) $55.4 ($3.9) +$59.3 Adjusted net income(1) $28.0 ($11.8) +$39.8 Adjusted, Diluted EPS(1) $0.18 ($0.09) +$0.27 Free Cash Flow(2) $102.0 ($32.8) +$134.8 (1) See Appendix for reconciliation of non-GAAP measures to the closest GAAP measure (2) Free Cash Flow calculated as cash from (used in) operating activities less CAPEX 3Q Snapshot Y/Y Comparison ► Revenue up 173% from addition of $115 million of STI Norland business; organic increase in revenue of 112%; higher ASP ► Gross margin increased to 15.6% from 3.1% driven larger proportion of projects with improved pass-through pricing of commodities ► Adjusted EBITDA increased to $55.4 million, compared to a loss of $3.9 million for the prior-year period ► Free cash flow of $102.0 million a $134.8 million improvement from prior year on better working capital efficiency and improved profitability

9 Liquidity and Cash Flow Update Prior Q3 Outlook Q3 Position Term Loan $324 million $324 million Revolver Balance $0 $0 Cash $50 - $75 million $63 million Net Debt(1) $249 - $274 million $261 million Revolver Availability $150 - $170 million $166 million Total Cash & Revolver Availability $200 - $245 million $229 million • $329 million of total liquidity after consideration of additional preferred shares • Paid $18 million of preferred dividends in the quarter in addition to fully paying down the revolver balance • Cash Conversion Cycle improved 12 days Q/Q • Still expect $100 million of free cash flow for the full year with expected $12 million - $15 million of capital spend (1) Net debt as defined for the calculation of our debt covenant Key Takeaways

Updated FY2022 Guidance

ARRAY TECHNOLOGIES

Full Year Ending December 31, 2022[2]

Revenue	$1.50 billion to $1.60 billion
Adjusted EBITDA[1]	$122 million to $132 million
Adjusted net income per common share[1]	$0.32 to $0.37

Planning Assumptions

- "AD/CVD" project deliveries between $75 million - $100 million in '22
- Adjusted SG&A in Q4 between $28 million - $30 million
- Effective Tax Rate for Adjusted EPS: 22% - 25%
- 4th Quarter Fx Rates: Euro to USD 1.00 | Euro to BRL 5.0
- Diluted Shares Outstanding at December 31, 2022: 151 million

Segment Specifics

	Legacy Array	STI Norland
Revenue	$1.15 billion to $1.20 billion	$350 million to $400 million
Gross Margin	Mid Teens	Mid Teens

(1) A reconciliation of projected adjusted EBITDA and adjusted net income per share, which are forward-looking measures that are not prepared in accordance with GAAP, to the most directly comparable GAAP financial measures, is not provided because we are unable to provide such reconciliation without unreasonable effort. The inability to provide a quantitative reconciliation is due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the components of the applicable GAAP measures and non-GAAP adjustments may be recognized. The GAAP measures may include the impact of such items as non-cash share-based compensation, revaluation of the fair-value of our contingent consideration, amortization of intangible assets and the tax effect of such items, in addition to other items we have historically excluded from adjusted EBITDA and adjusted net income per share. We expect to continue to exclude these items in future disclosures of these non-GAAP measures and may also exclude other similar items that may arise in the future (collectively, "non-GAAP adjustments"). The decisions and events that typically lead to the recognition of non-GAAP adjustments are inherently unpredictable as to if or when they may occur. As such, for our 2022 outlook, we have not included estimates for these items and are unable to address the probable significance of the unavailable information, which could be material to future results.

(2) Guidance reflects restated amounts for the six months ended June 30, 2022. Refer to appendix for additional information

10

11 Appendix

Adjusted EBTIDA Reconciliation

ARRAY TECHNOLOGIES

($ in thousands)

	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021
Net income (loss)	$ 40,822	$ (27,561)	$ 13,542	$ (28,502)
Preferred dividends and accretion	12,257	5,479	36,045	5,479
Net income (loss) to common shareholders	$ 28,565	$ (33,040)	$ (22,503)	$ (33,981)
Other expense, net	399	297	27	497
Legal settlement[a]	(42,750)	—	(42,750)	—
Foreign currency (gain) loss	159	—	(1,968)	—
Preferred dividends and accretion	12,257	5,479	36,045	5,479
Interest expense	8,746	13,109	23,709	28,769
Income tax (benefit) expense	11,144	(5,361)	(18,109)	(5,493)
Depreciation expense	663	613	1,867	1,825
Amortization of intangibles	23,055	5,878	69,771	17,630
Equity-based compensation	4,198	2,240	11,677	14,271
Contingent consideration	(572)	936	(5,981)	1,071
Legal expense[b]	2,227	882	5,006	1,025
M&A[c]	—	—	5,588	—
Other costs [d]	7,328	5,081	14,655	11,672
Adjusted EBITDA	**$ 55,419**	**$ (3,886)**	**$ 77,034**	**$ 42,765**

[a] Settlement in our favor resulting from the action against a competitor in connection with violation of a non-competition agreement and misappropriation of trade secrets

[b] Represents certain legal fees and other related costs associated with (i) action against a competitor in connection with violation of a non-competition agreement and misappropriation of trade secrets for which a judgement has been entered in our favor, (ii) actions filed against the company and certain officers and directors alleging violations of the Securities Exchange Acts of 1934 and 1933, and (iii) other litigation/settlements. We consider these costs not representative of legal costs that we will incur from time to time in the ordinary course of our business.

[c] Represents fees related to the acquisition of STI Norland.

[d] For the three months ended September 30, 2022, other costs represent (i) $4.9 million related to certain professional fees incurred related to the integration of STI Norland, (ii) $2.2 million in remediation and damages incurred because of a shutdown of a key supplier due to a severe weather event, (iii) $0.2 million of certain professional fees & payroll related costs we do not expect to incur in the future. For the three months ended September 30, 2021, other costs represent (i) $3.6 million of certain logistics and other costs incurred primarily due to supplier constraints and port issues which we do not expect to occur on an ongoing basis (ii) $1.0 million for certain costs related to M&A activities (iii) recovery of certain professional fees & payroll related costs we do not expect to incur in the future of $0.5 million. For the nine months ended September 30, 2022, (i) $5.8 million related to certain professional fees incurred related to integration, (ii) $5.0 million in remediation and damages incurred because of a shutdown of a key supplier due to a severe weather event, (iii) $3.8 million associated with the transition of CEOs as well as other one-time payroll related costs that we do not anticipate repeating in the future. For the nine months ended September 30, 2021, other costs represent (i) $6.7 million of one-time logistics charges incurred primarily due to supplier constraints and port issues (ii) Certain costs associated with our IPO and Follow-on Offering of $1.9 million, (iii) $1.7 million in certain costs related to M&A activities (iv) Certain professional fees & payroll related costs we do not expect to incur in the future of $1.3 million.

12

Adjusted Net Income Reconciliation

ARRAY TECHNOLOGIES

($ in thousands)

	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021
Net income (loss)	$ 40,822	$ (27,561)	$ 13,542	$ (28,502)
Preferred dividends and accretion	12,257	5,479	36,045	5,479
Net income (loss) to common shareholders	$ 28,565	$ (33,040)	$ (22,503)	$ (33,981)
Amortization of intangibles	23,055	5,878	69,771	17,630
Amortization of debt discount and issuance costs	1,717	8,879	5,003	13,997
Preferred accretion	5,885	2,684	17,240	2,684
Equity based compensation	4,198	2,240	11,677	14,271
Contingent consideration	(572)	936	(5,981)	1,071
Legal expense[(a)]	2,227	882	5,006	1,025
M&A [(b)]	—	—	5,588	—
Legal settlement[(c)]	(42,750)	—	(42,750)	—
Other costs[(d)]	7,328	5,081	14,655	11,672
Income tax expense of adjustments[(e)]	(1,674)	(5,334)	(20,681)	(11,804)
Adjusted Net Income (Loss)	**$ 27,979**	**$ (11,794)**	**$ 37,025**	**$ 16,565**

[(a)] Represents certain legal fees and other related costs associated with (i) action against a competitor in connection with violation of a non-competition agreement and misappropriation of trade secrets for which a judgement has been entered in our favor, (ii) actions filed against the company and certain officers and directors alleging violations of the Securities Exchange Acts of 1934 and 1933, and (iii) other litigation/settlements. We consider these costs not representative of legal costs that we will incur from time to time in the ordinary course of our business.

[(b)] Represents fees related to the acquisition of STI Norland.

[(c)] Settlement in our favor resulting from the action against a competitor in connection with violation of a non-competition agreement and misappropriation of trade secrets.

[(d)] For the three months ended September 30, 2022, other costs represent (i) $4.9 million related to certain professional fees incurred related to the integration of STI Norland, (ii) $2.2 million in remediation and damages incurred because of a shutdown of a key supplier due to a severe weather event, (iii) $0.2 million of certain professional fees & payroll related costs we do not expect to incur in the future. For the three months ended September 30, 2021, (i) $3.6 million in remediation and damages incurred because of a shutdown of a key supplier due to a severe weather event and a specific parts delay we do not expect to incur in the future, (ii) $1.5 million reimbursement of certain professional fees & payroll related costs we do not expect to incur in the future, For the nine months ended September 30, 2022, (i) $5.8 million related to certain professional fees incurred related to integration, (ii) $5.0 million in remediation and damages incurred because of a shutdown of a key supplier due to a severe weather event, (iii) $3.8 million associated with the transition of CEOs as well as other one-time payroll related costs that we do not anticipate repeating in the future. For the nine months ended September 30, 2021, other costs represent (i) $6.7 million of one-time logistics charges incurred primarily due to weather events and port issues, (ii) $3.2 million certain professional fees & payroll related costs we do not expect to incur in the future, (iii) $1.7 million certain costs associated with our IPO and Follow-on Offering.

[(e)] Represents the estimated tax impact of all Adjusted Net Income add-backs, excluding those which represent permanent differences between book versus tax.

13

14 Adjusted EPS Reconciliation Three Months Ended September 30, Nine Months Ended September 30, 2022 2021 2022 2021 Net income (loss) per share of common stock Basic $ 0.19 $ (0.25) $ (0.15) $ (0.26) Diluted $ 0.19 $ (0.25) $ (0.15) $ (0.26) Weighted average number of shares of common stock Basic 150,322 130,955 149,604 128,315 Diluted 151,382 130,955 149,604 128,315 Adjusted net income (loss) per share of common Basic $ 0.19 $ (0.09) $ 0.25 $ 0.13 Diluted $ 0.18 $ (0.09) $ 0.25 $ 0.13 Weighted average number of shares of common stock Basic 150,322 130,955 149,604 128,315 Diluted 151,382 130,955 150,058 128,315

15 Discussion of Quarter Ended June 30, 2022 Restatement Background of Restatement On November 7, 2022, management and the Audit Committee of the Company, in consultation with BDO USA LLP (“BDO”), the Company’s independent registered public accounting firm, determined that the Company’s previously issued interim financial statements filed on the Original Form 10-Q, as of June 30, 2022, and for the three and six months ended June 30, 2022 (the “Non-Reliance Periods”), should no longer be relied upon due to: (i) an accounting error caused by an error in the sales order entry process. A clerical error incorrectly overstated the value of a contract by adding a customer down payment to the total contract value. The result was to overstate revenue recorded for the respective contract during the three and six months ended June 30, 2022. Correcting the contract value had the effect of decreasing our revenue and gross profit for the three and six months ended June 30, 2022 by $5.1 million. (ii) a consolidation error that understated the reclassification of personnel costs from general and administrative (“G&A”) expense to cost of revenue on the income statement. The error related to an error in the calculation necessary to prepare the Spanish GAAP to U.S. GAAP conversion adjustment related to the Company’s foreign subsidiary acquired on January 11, 2022 Soluciones Técnicas Integrales Norland, S.L.U., a Spanish private limited liability Company, and its subsidiaries (collectively, “STI”) during the consolidation process. Reclassifying the correct amount of personnel costs from G&A expense to cost of revenue had the effect of decreasing our gross profit for the three and six months ended June 30, 2022 by $2.4 million with no impact on net income. Management and the Audit Committee have determined that the overstatement of revenue and the unrelated understatement of cost of revenue during the three and six months ended June 30, 2022, required a restatement of the previously issued interim financial statements (the “Restatement”). Accordingly, investors should no longer rely upon the Company’s previously released financial statements for the Non-Reliance Periods and any earnings releases or other communications relating to these periods, and, for these periods, investors should rely solely on the financial statements and other financial data for the relevant periods included in this Amendment. Our principal executive officer and principal financial officer have also provided new certifications as required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002. The certifications are included in this Amendment as Exhibits 31.1, 31.2, 32.1 and 32.2. For the convenience of the reader, this Amendment sets forth the information in the Original Form 10-Q in its entirety, as such information, is modified and superseded where necessary to reflect the Restatement. Except as provided above, this Amendment does not reflect events occurring after the filing of the Original Form 10-Q and does not amend or otherwise update any information in the Original Form 10-Q. Accordingly, this Amendment should be read in conjunction with our filings with the Securities and Exchange Commission (the “SEC”) subsequent to the date on which we filed the Original Form 10-Q with the SEC. Internal Control Considerations In connection with the Restatement, management identified two additional material weaknesses in our internal control over financial reporting. Specifically, (i) we did not design, implement and maintain effective controls over the sales order entry process which resulted in an overstatement of revenue and (ii) we did not design, implement and maintain effective controls over the consolidation of our newly acquired foreign subsidiary into the Company’s consolidated financial statements to ensure costs were appropriately classified. Management is taking steps to remediate these material weaknesses in our internal control over financial reporting, including enhancing the design of our existing controls over contract value adjustments and the consolidation of newly acquired foreign entities into the Company’s consolidated financial statements concurrently with the remediation of the material weaknesses previously identified and disclosed in the Company’s Annual Report on Form 10-K filed with the SEC on April 6, 2022, as amended by the Form 10-K/A filed with the SEC on April 6, 2022, as described in Item 4. Controls and Procedures.